                        CKS GROUP, INC. AND SUBSIDIARIES


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                         PAGE
Independent Auditors' Report...............................................1

Consolidated Balance Sheets................................................2

Consolidated Statements of Income..........................................3

Consolidated Statements of Stockholders' Equity............................4

Consolidated Statements of Cash Flows......................................5

Notes to Consolidated Financial Statements.................................6

                          Independent Auditors' Report


The Board of Directors and Stockholders
CKS Group, Inc.:


We have audited the accompanying consolidated balance sheets of CKS Group, Inc. and subsidiaries (the Company) as of November 30, 1995 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended November 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of McKinney & Silver, which statements reflect total assets constituting 42% and 23% as of November 30, 1995 and 1996, respectively, and total revenues constituting 49%, 40%, and 34%, and income before income taxes constituting 91%, 65%, and 36% in each of the years in the three year period ended November 30, 1996, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to amounts included for McKinney & Silver, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CKS Group, Inc. and subsidiaries as of November 30, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended November 30, 1996, in conformity with generally accepted accounting principles.




                                        /s/  KPMG Peat Marwick LLP

San Jose, California
February 28, 1997

                        CKS GROUP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                 NOVEMBER 30,
                                                                                          -----------------------------
                      ASSETS                                                                 1995              1996
                                                                                          ----------       ------------
Current assets:
     Cash and equivalents                                                                 $    4,789       $     19,372
     Marketable securities                                                                         -             37,895
     Accounts receivable, net of allowance of $868 and $762 in 1995 and
         1996, respectively                                                                   12,987             22,541
     Fees and expenditures in excess of billings                                               1,145              2,792
     Prepaid expenses and other                                                                1,095              1,429
                                                                                          ----------       ------------

              Total current assets                                                            20,016             84,029

Property and equipment, net                                                                    3,349              4,226
Goodwill and other assets                                                                        182              6,219
                                                                                          ----------       ------------

              Total assets                                                                $   23,547       $     94,474
                                                                                          ==========       ============

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                                     $    8,769       $     21,109
     Accrued expenses                                                                          2,411              6,386
     Billings in excess of fees and expenditures                                               2,519              3,201
     Current portion of liabilities to related parties                                         1,341              1,955
     Current portion of notes payable and
         capital lease obligations                                                               316                417
     Income taxes payable                                                                        972                188
                                                                                          ----------       ------------

              Total current liabilities                                                       16,328             33,256

Deferred taxes                                                                                   380                  -
Notes payable and capital lease obligations, less current portion                                496                481
Liabilities to related parties, less current portion                                               -                223
                                                                                          ----------       ------------
              Total liabilities                                                               17,204             33,960
                                                                                          ----------       ------------

Stockholders' equity:
     Preferred stock; $.001 par value; 5,000,000 shares authorized; none
         issued and outstanding                                                                    -                  -
     Common stock; $.001 par value; 30,000,000 shares authorized;
         Series A common stock; 3,114,437 shares issued and outstanding in 1995                    3                  -
     Common stock; 7,125,000 and 13,162,000 shares issued and
         outstanding in 1995 and 1996, respectively                                                7                 13
     Additional paid-in capital                                                                3,108             51,064
     Notes receivable from stockholders                                                         (292)              (292)
     Unrealized loss on marketable securities                                                      -                (65)
     Retained earnings                                                                         3,517              9,794
                                                                                          ----------       ------------

              Total stockholders' equity                                                       6,343             60,514
                                                                                          ----------       ------------

              Total liabilities and stockholders' equity                                  $   23,547       $     94,474
                                                                                          ==========       ============

See accompanying notes to consolidated financial statements.

                        CKS GROUP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                      YEARS ENDED NOVEMBER 30,
                                                     ---------------------------
                                                      1994       1995      1996
                                                     -------   -------   -------
Revenues                                             $44,761    58,118    86,399
                                                     -------   -------   -------

Operating expenses:
     Direct salaries and related expenses             10,437    15,416    22,122
     Other direct operating expenses                  21,798    24,660    35,752
     General and administrative expenses               7,539    11,474    16,612
                                                     -------   -------   -------

       Total operating expenses                       39,774    51,550    74,486
                                                     -------   -------   -------

       Operating income                                4,987     6,568    11,913

Other income, net                                        121       296     2,111
                                                     -------   -------   -------

       Income before income taxes                      5,108     6,864    14,024

Income taxes                                             192     1,062     3,266
                                                     -------   -------   -------

       Net income                                    $ 4,916     5,802    10,758
                                                     =======   =======   =======

Unaudited pro forma net income and per share data:
     Income before income taxes, as reported         $ 5,108     6,864    14,024
     Pro forma income taxes                            2,021     2,820     5,349
                                                     -------   -------   -------

     Pro forma net income                            $ 3,087     4,044     8,675
                                                     =======   =======   =======

     Pro forma net income per share                  $  0.29      0.35      0.61
                                                     =======   =======   =======

     Shares used in per share computation             10,808    11,590    14,226
                                                     =======   =======   =======


See accompanying notes to consolidated financial statements.

                        CKS GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                 (IN THOUSANDS)


                                                        SERIES A
                                                      COMMON STOCK                      COMMON STOCK
                                               -------------------------         --------------------------
                                               SHARES           AMOUNT           SHARES             AMOUNT
                                               ------           ------           ------             ------

Balances, November 30, 1993                           -        $      -            7,840           $    8

Issuance of common stock                              -               -            2,273                2
Repurchase of common stock                            -               -             (650)              (1)
Distributions to stockholders                         -               -                -                -
Net income                                            -               -                -                -
                                               --------          ------         --------             ----

Balances November 30, 1994                            -               -            9,463                9

Issuance of Series A common stock                   739               1                -                -
Conversion of common stock to Series
     A common stock                               2,375               2           (2,375)              (2)
Repurchase of common stock                            -               -              (31)               -
Issuance of common stock                              -               -               68                -
Compensation related to stock options                 -               -                -                -
Collections on stockholder notes
     receivable                                       -               -                -                -
Distributions to stockholders                         -               -                -                -
Net income                                            -               -                -                -
                                               --------          ------         --------             ----
Balances, November 30, 1995                       3,114               3            7,125                7

Conversion of Series A common stock
     to common stock                             (3,114)             (3)           3,114                3
Issuance of common stock                              -               -            2,923                3
Compensation related to stock options                 -               -                -                -
Tax benefit from disqualifying
     dispositions                                     -               -                -                -
Unrealized loss on marketable
     securities                                       -               -                -                -
Distributions to stockholders                         -               -                -                -
Net income                                            -               -                -                -
                                               --------          ------         --------             ----

Balances, November 30, 1996                           -          $    -           13,162             $ 13
                                               ========          ======         ========             ====


                                                                  UNREALIZED          NOTES
                                                ADDITIONAL          LOSS ON        RECEIVABLE                              TOTAL
                                                  PAID-IN         MARKETABLE          FROM             RETAINED        STOCKHOLDERS'
                                                  CAPITAL         SECURITIES      STOCKHOLDERS         EARNINGS           EQUITY
                                                  -------         ----------      ------------         --------           ------
Balances, November 30, 1993                    $     1,037         $     -          $    (319)       $    1,313       $     2,039

Issuance of common stock                               225               -               (146)                -                81
Repurchase of common stock                            (313)              -                 94                 -              (220)
Distributions to stockholders                            -               -                  -            (4,037)           (4,037)
Net income                                               -               -                  -             4,916             4,916
                                                 ---------           -----            -------          --------         ---------

Balances November 30, 1994                             949               -               (371)            2,192             2,779

Issuance of Series A common stock                    1,923               -                  -                 -             1,924
Conversion of common stock to Series
     A common stock                                      -               -                  -                 -                 -
Repurchase of common stock                             (23)              -                  8                 -               (15)
Issuance of common stock                               103               -                  -                 -               103
Compensation related to stock options                  156               -                  -                 -               156
Collections on stockholder notes
    receivable                                           -               -                 71                 -                71
Distributions to stockholders                            -               -                  -            (4,477)           (4,477)
Net income                                               -               -                  -             5,802             5,802
                                                 ---------           -----            -------          --------         ---------
Balances, November 30, 1995                          3,108               -               (292)            3,517             6,343

Conversion of Series A common stock
     to common stock                                     -               -                  -                 -                 -
Issuance of common stock                            47,427               -                  -                 -            47,430
Compensation related to stock options                  102               -                  -                 -               102
Tax benefit from disqualifying
     dispositions                                      926               -                  -                 -               926
Unrealized loss on marketable
     securities                                          -             (65)                 -                 -               (65)
Distributions to stockholders                         (499)              -                  -            (4,481)           (4,980)
Net income                                               -               -                  -            10,758            10,758
                                                 ---------           -----            -------          --------         ---------

Balances, November 30, 1996                      $  51,064           $ (65)           $  (292)         $  9,794         $  60,514
                                                 =========           =====            =======          ========         =========


See accompanying notes to consolidated financial statements.

                        CKS GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                                                             YEARS ENDED NOVEMBER 30,
                                                                                   --------------------------------------------
                                                                                      1994             1995              1996
                                                                                   ---------        ---------       -----------
Cash flows from operating activities:
     Net income                                                                    $   4,916            5,802           10,758
     Adjustments to reconcile net income to net cash provided
          by operating activities:
              Deferred income taxes                                                     (127)             (10)          (1,325)
              Compensation related to stock options                                       -               156              102
              Tax benefit from disqualifying dispositions                                 -                -               926
              Depreciation and amortization                                              723              996            1,128
              Changes in operating assets and liabilities:
                  Accounts receivable                                                 (6,523)          (1,382)          (8,048)
                  Fees and expenditures in excess of billings                           (890)             354           (1,647)
                  Prepaid expenses and other current assets                             (141)            (941)              72
                  Accounts payable                                                     5,182           (1,836)          11,965
                  Accrued expenses                                                       512            1,543            3,533
                  Billings in excess of fees and expenditures                          1,803             (240)             190
                  Income taxes payable                                                   293              654             (784)
                                                                                   ---------        ---------       -----------

                      Net cash provided by operating activities                        5,748            5,096           16,870
                                                                                   ---------        ---------       ----------

Cash flows from investing activities:
     Purchases of property and equipment                                              (1,976)          (1,504)          (1,679)
     Purchases of marketable securities                                                   -                -           (39,710)
     Sales of marketable securities                                                       -                -             1,750
     Cash acquired in business combination                                                -                -                55
     Other assets                                                                         -                -              (574)
                                                                                   ----------      -----------      ----------
                      Net cash used by investing activities                           (1,976)          (1,504          (40,158)
                                                                                   ---------        ---------       -----------

Cash flows from financing activities:
     Net borrowings (repayments) on line of credit and note payable                      642             (712)            (419)
     Collections on stockholder notes receivable                                          -                71               -
     Proceeds from sale of common stock                                                   60            1,994           42,422
     Repurchase of common stock                                                         (220)             (15)              -
     Distributions to stockholders                                                    (4,016)          (4,444)          (4,635)
     Liabilities to related parties                                                      377              (11)             503
                                                                                   ---------        ---------       ----------

                      Net cash (used) provided by financing activities                (3,157)          (3,117)          37,871
                                                                                   ---------        ---------       ----------

Net change in cash and cash equivalents                                                  615              475           14,583

Cash and cash equivalents, beginning of year                                           3,699            4,314            4,789
                                                                                   ---------        ---------       ----------

Cash and cash equivalents, end of year                                             $   4,314            4,789           19,372
                                                                                   =========        =========       ==========

Supplemental disclosure of cash flow information:
     Cash paid:
         Interest                                                                  $      60               91               63
                                                                                   =========        =========       ==========
         Income taxes                                                              $      30              647            4,488
                                                                                   =========        =========       ==========
     Noncash investing and financing activities:
         Sale of common stock in exchange for stockholder notes receivable         $     146               -                -
                                                                                   =========        =========       ==========
         Issuance of common stock in business acquisition                          $      -                -             4,997
                                                                                   =========        =========       ==========
         Exchange of note payable for common stock                                 $      -                -               457
                                                                                   =========        =========       ==========

See accompanying notes to consolidated financial statements.

                        CKS GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        NOVEMBER 30, 1994, 1995, AND 1996


 (1)     NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business and Principles of Combination

         CKS Group, Inc. (CKS or the Company) is an integrated marketing communications company providing corporate identity, advertising, sales promotions, product packaging, general merchandising, and multimedia services.

         The Company was formed in January 1995 in a merger of three entities that were under common control: CKS Partners, Inc., CKS Interactive, Inc., and CKS Pictures, Inc. (collectively, the Former Affiliates). The accompanying consolidated financial statements have been prepared on the basis that these entities were combined at the beginning of their existence for financial reporting purposes. The combined entities have been under common control since inception and have been included in the consolidated financial statements at historical cost, in a manner similar to a pooling of interests, since their respective dates of inception. All transactions and accounts between the combined entities have been eliminated in the accompanying consolidated financial statements.

         In accordance with the merger of the Former Affiliates, each entity's capital stock was converted, using a predetermined conversion factor, to give effect to the merger. All share and per share information has been retroactively restated to give the effect to the merger.

         The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All signification intercompany accounts and transactions have been eliminated in consolidation. The consolidated financial statements have been restated to reflect the effect of the merger with McKinney & Silver (M&S) discussed in Note 2.

         Cash Equivalents and Marketable Securities

         The Company considers all highly liquid investments purchased with an original maturity of 90 days or less to be cash equivalents.

         The Company classifies its investments in certain debt and equity securities as "available-for-sale." Such investments are recorded at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity. The cost of securities sold is based upon the specific identification method.

         Fair Value of Financial Instruments and Concentrations of Credit Risk

         The carrying value of the Company's financial instruments, including accounts receivable, approximates fair market value.

         Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of marketable securities and accounts receivable. The Company's services are provided to clients in a variety of industries. The Company performs ongoing credit evaluation of its clients, generally does not require collateral, and records allowances for potential credit losses.

                        CKS GROUP, INC. AND SUBSIDIARIES

         Property and Equipment

         Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated on a straight-line basis over estimated useful lives of three to seven years. Leasehold improvements are amortized over the lesser of their useful lives or the remaining term of the related lease.

         Goodwill

         Goodwill is amortized on a straight-line basis over 20 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds.

         Use of Estimates

         Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         Revenue Recognition

         Revenues are generally derived from fixed fee arrangements and are recognized on the percentage-of-completion method based on the ratio of costs incurred to total estimated costs. Fees and expenditures in excess of billings represent the costs incurred and anticipated profits earned on projects in progress in excess of amounts billed, and are recorded as an asset. Billings in excess of fees and expenditures represent amounts billed in excess of costs incurred and estimated profit earned, and are recorded as a liability. Such billings are generally at the beginning of contract periods and are in accordance with contract provisions. To the extent costs incurred and anticipated costs to complete projects in progress exceed anticipated billings, a loss is accrued for the excess.

         Commissions earned by M&S from advertising placed with media generally are recorded at the time the advertising appears or is broadcast. Commissions earned by M&S for production expenditures and fees derived from other services by M&S are recognized upon performance of the services.

         Income Taxes

         The Company records income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                        CKS GROUP, INC. AND SUBSIDIARIES

         As a partnership, M&S's earnings were taxed at the individual partner level, therefore no provision for income taxes has been made in the accompanying consolidated financial statements for income attributable to M&S. The accompanying consolidated statements of income include a provision for income taxes on an unaudited pro forma basis as if M&S had been a C corporation fully subject to income taxes.

         Net Income Per Share

         Net income per share is computed using the weighted average number of shares outstanding of common stock and dilutive common equivalent shares from stock options using the treasury stock method. In accordance with certain Securities and Exchange Commission (SEC) Staff Accounting Bulletins, such computations include all common and common equivalent shares issued within 12 months of the Company's initial public offering (IPO) date as if they were outstanding for all prior periods presented using the treasury stock method and the IPO price.

         Recent Accounting Pronouncements

         The Financial Accounting Standard Board (FASB) recently adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement requires long-lived assets to be evaluated for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Company will adopt SFAS No. 121 in fiscal 1997. The adoption of SFAS No. 121 is not expected to have a material effect on the Company's consolidated results of operations.

 (2)     BUSINESS COMBINATIONS

         Schell/Mullaney, Inc.

         On August 1, 1996, the Company acquired Schell/Mullaney, Inc. (SMI). Upon the closing of the merger the shares of common stock of SMI (SMI common stock) that were issued and outstanding immediately prior to the closing were converted into 183,066 shares of the Company's common stock valued at $5,000,000, and the right to receive up to an additional $9,000,000 in common stock of the Company in 1997 and 1998 upon attainment of certain financial performance goals by SMI. The number of additional shares to be issued to the former shareholders of SMI will be determined based on the average closing price of the Company's common stock during the 40-day period ending 2 days prior to the issuance dates of such shares. In the event additional shares are issued to the former shareholders of SMI, they will be accounted for as additional purchase price.

         The acquisition was accounted for as a purchase with the results of SMI included from the acquisition date. The excess of the purchase price over the fair value of net assets acquired amounted to $4,577,000 and was attributed to goodwill. Accumulated amortization amounted to $74,000 as of November 30, 1996.

                        CKS GROUP, INC. AND SUBSIDIARIES

         The following summary, prepared on a pro forma basis, combines the Company's consolidated results of operations for the years ended November 30, 1995 and 1996, with SMI's results of operations for the years ended December 31, 1995 and November 30, 1996, respectively, as if SMI had been acquired as of the beginning of the periods presented (in thousands, except per share data):


                                                                            YEARS ENDED
                                                                            NOVEMBER 30,
                                                                      -------------------------
                                                                        1995             1996
                                                                        ----             ----
          Revenues                                                   $  63,161       $   90,687
          Pro forma net income                                           5,003            9,990
          Pro forma net income per share                                  0.43             0.70
          Shares used in pro forma per share computation                11,722           14,348

         The pro forma results are not necessarily indicative of what would have occurred if the acquisition had been in effect for the periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

         Donovan & Green, Inc.

         On January 3, 1997, the Company acquired the assets and assumed substantially all the liabilities of Donovan & Green, Inc. (D&G). The Purchase Agreement provides for initial payments to D&G of $5,146,000. In addition, D&G will be entitled to receive an additional $3,220,000 in cash and a number of shares of common stock of the Company with a value of up to $1,610,000 over the next three fiscal years. D&G will also have the right to receive additional payments if the subsidiary attains certain earnings goals during the fiscal years ending November 30, 1997, 1998, 1999, and 2000. D&G may receive $889,000 in cash and shares of the Company's common stock with a value of $444,000 in each of 1998 and 1999 if the subsidiary meets its earnings goals for the 1997 and 1998 fiscal years. To the extent that the subsidiary exceeds its earnings goals for the 1997, 1998, 1999, and 2000 fiscal years by more than 10%, D&G will be entitled to receive cash and common stock of the Company with a combined value of up to $1,000,000 per year for each of these four years.

                        CKS GROUP, INC. AND SUBSIDIARIES

         McKinney & Silver

         On January 31, 1997, the Company issued 841,291 shares of its common stock for all of the partnership units and residual partnership interests of M&S. The merger has been accounted for as a pooling of interests, and, accordingly, the Company's consolidated financial statements have been restated for all periods prior to the merger to include the results of operations, financial position and cash flows of M&S. In M&S's historical financial statements, certain direct operating expenses were offset against revenues. Such amounts have been reclassified in the accompanying consolidated financial statements to conform to CKS's presentation. The effect of the reclassification was to increase revenues and other direct operating expenses by $9,091,000, $9,593,000, and $13,614,000 during 1994, 1995, and 1996, respectively.
         Total revenues and net income for the individual entities as previously reported are as follows (in thousands):

                                          YEARS ENDED NOVEMBER 30,
                                ---------------------------------------------
                                      1994            1995           1996
                                      ----            ----           ----

            Total revenue:
                CKS             $      22,938          34,792          56,951
                M&S                    21,823          23,326          29,448
                                  -----------     -----------      ----------

                                $      44,761          58,118          86,399
                                  ===========     ===========      ==========

            Net income:
                CKS             $         288           1,366           5,679
                M&S                     4,628           4,436           5,079
                                  -----------     -----------      ----------

                                $       4,916           5,802          10,758
                                  ===========     ===========      ==========

         Prior to the combination, M&S's fiscal year ended on December 31. In recording the business combination, M&S's financial statements as of and for each of the years in the three-year period ended December 31, 1996 have been combined with the Company's consolidated financial statements as of and for each of the years in the three-year period ended November 30, 1996.

         In connection with the merger with M&S, the Company will record a nonrecurring charge for transaction related costs of approximately $1,500,000, consisting primarily of fees for attorneys, accountants, financial printing and other related costs. In addition, because the merger is taxable, in the first quarter of fiscal 1997 CKS will record a deferred tax asset and an increase to stockholders' equity of approximately $9,200,000 for the difference between the financial statement and tax carrying amounts of M&S's net assets upon the closing of the transaction.

                        CKS GROUP, INC. AND SUBSIDIARIES

 (3)     MARKETABLE SECURITIES

         Marketable securities include the following as of November 30, 1996 (in thousands):

                                                                 GROSS            GROSS
                                                              UNREALIZED       UNREALIZED        FAIR
                                                   COST          GAINS           LOSSES          VALUE
                                                 --------    -------------    ------------     --------
         Municipal obligations                   $ 37,771         $  -             $ -         $ 37,771
         Marketable equity security                   189            -               65             124
                                                 --------         -----            ----        --------

                                                 $ 37,960         $  -             $ 65        $ 37,895
                                                 ========         =====            ====        ========

         The contractual maturities of available-for-sale debt securities, regardless of their balance sheet classification as of November 30, 1996, are as follows (in thousands):

                                                                           FAIR
                                                          COST            VALUE
                                                       ---------        --------
         Due within one year                           $  14,037        $ 14,037
         Due after one year through five years             1,034           1,034
         Due after five years through ten years            2,500           2,500
         Due after ten years                              20,200          20,200
                                                       ---------        --------

                                                       $  37,771        $ 37,771
                                                       =========        ========

(4)      PROPERTY AND EQUIPMENT

         Property and equipment include the following (in thousands):

                                                                  NOVEMBER 30,
                                                              ------------------
                                                                 1995      1996
                                                              --------   -------
          Computer equipment and software                     $  2,149  $  3,033
          Furniture and fixtures                                 1,992     2,417
          Video production equipment                               750       928
          Leasehold improvements                                 1,036     1,415
                                                              --------   -------

                                                                 5,927     7,793
          Less accumulated depreciation and amortization         2,578     3,567
                                                              --------   -------

                                                              $  3,349   $ 4,226
                                                              ========   =======

                        CKS GROUP, INC. AND SUBSIDIARIES

(5)      NOTES PAYABLE

         In July 1995, the Company entered into a credit agreement with a bank for $4,600,000, including a $3,000,000 line of credit, a $1,000,000 equipment line of credit, and a $600,000 term loan to refinance existing debt. The lines of credit have maturities of September 30, 1997. Advances under the $1,000,000 equipment loan facility are limited to 80% of the equipment purchase price. Borrowings bear interest at the bank's prime rate (8.25% as of November 30, 1996) for the $3,000,000 facility and at prime rate plus .5% for the $1,000,000 facility. Borrowings are secured by all assets of the Company. As of November 30, 1995 and 1996, the Company has not drawn on the line of credit.

         During 1996, M&S entered into a $500,000 line of credit with a bank bearing interest at the bank's prime rate plus .25%. Borrowings are unsecured and the line of credit expires on April 1, 1997. No amounts were outstanding as of December 31, 1996 under this arrangement.

         Notes payable consisted of the following (in thousands):

                                                              November 30,
                                                         ---------------------
                                                            1995         1996
                                                         ---------   ---------
Borrowings under term loan,
    prime rate plus 1.5%, due December 1, 2000           $      -    $     163

Borrowings under term loan, prime rate
    plus .75%, due July 30, 1997                               408          89

Purchase contracts, with interest at 5.65%
    to 10.25%, expiring at various dates
    through December 1, 2000                                   116         190

Other                                                          288         456
                                                         ---------   ---------

                                                               812         898
Less current maturities                                        316         417
                                                         ---------   ---------
                                                         $     496   $     481
                                                         =========   =========


         Future maturities of notes payable are as follows: $417,000 in fiscal 1997; $204,000 in fiscal 1998; $133,000 in fiscal 1999; $105,000 in fiscal 2000; and $39,000 thereafter.

(6)      LIABILITIES TO RELATED PARTIES

         In connection with the acquisition of the assets, liabilities, and operations of M&S in 1990, the Partnership redeemed the equity interest of the principal partner. Consideration provided by the redemption agreement for the principal partner's equity interest included a contingent amount of 50% of the Partnership's adjusted income (as defined by the redemption agreement), for the years 1991 through 1996, and 33-1/3% of such adjusted income for the years 1997 through 2000. The redemption agreement also provided for specific payout terms should the business be sold in years 1 through 10. The current portion of liabilities to related parties includes $1,301,000 and $1,804,000 as of December 1995 and 1996, respectively, related to this arrangement.

         The Partnership reached an agreement with the estate of a deceased partner to redeem all of her partnership shares for $457,000. The redemption agreement provided for an initial $100,000 payment in December 1996 with the balance payable in quarterly installments without interest over four years. The balance outstanding as of December 31, 1996 is $312,000.

                        CKS GROUP, INC. AND SUBSIDIARIES

(7)      LEASES

         The Company maintains an executive office and two operating offices in Northern California as well as operating offices in Oregon, New York, Washington D.C., and London. The Company is generally responsible for maintaining public liability and property damage insurance on the leased property and is also responsible for certain operating expenses and property taxes. The facilities' leases begin to expire in 1996, but contain renewal options to extend lease terms for up to six years. The Company also leases office equipment under various operating leases, which begin to expire in 1996.

         Total rent expense for facilities and office equipment was approximately $1,835,000, $2,935,000, and $4,375,000 for the years ended November 30, 1994, 1995, and 1996, respectively.

         Future minimum operating lease payments for facilities and equipment are as follows (in thousands):

           Fiscal year ending
              November 30,
              ------------
                  1997                                  $     3,272
                  1998                                        2,681
                  1999                                        2,343
                  2000                                        2,069
                  2001                                        1,161
               Thereafter                                       673
                                                        -----------
                                                        $    12,199

(8)      STOCKHOLDERS' EQUITY

         Reincorporation

         On December 7, 1995, the Company was reincorporated in Delaware. The certificate of incorporation provides for 5,000,000 authorized shares of preferred stock with a $.001 par value per share and for 30,000,000 authorized shares of common stock with a $.001 par value per share. The accompanying consolidated financial statements have been retroactively restated to give effect to the reincorporation. In conjunction with the reincorporation, all outstanding shares of Series A common stock were converted into an equal number of shares of the Company's common stock, and all outstanding options to purchase shares of the Company's Series B common stock were converted into options to purchase an equal number of shares of the Company's common stock.

         Common Stock Repurchases

         In 1994 and 1995, the Company repurchased approximately 650,000 and 31,000 shares of common stock, respectively. These shares were repurchased from employees who had terminated employment with the Company. In accordance with the terms of the respective employee's Stock Purchase Agreement, the Company exercised its right of repurchase and repurchased the vested portion of shares at the then fair market value of the common stock, with the unvested shares being repurchased at the employee's original purchase price.

                        CKS GROUP, INC. AND SUBSIDIARIES

         1995 Series B Common Stock Plan

         On April 28, 1995, the Company's Board of Directors approved the 1995 Series B common stock plan (the Plan). Under the Plan, 750,000 shares of Series B common stock have been reserved for issuance. Options granted under the Plan may be either incentive stock options or nonstatutory stock options, as designated by the Company's Board of Directors. The Plan expires 10 years after adoption.

         Series B common stock possessed the same rights and privileges as common stock except that each share is entitled to one-tenth the dividend, if declared, on common stock and one-tenth the voting privilege and liquidation preference as a share of common stock. Series B common stock converted automatically on a one-for-one basis into common stock upon the closing of the IPO.

         The Plan provides (i) the exercise price of an incentive stock option will be no less than the fair market value of the Company's common stock at the date of grant; (ii) the option exercise price per share for a nonstatutory stock option will not be less than 85% of the fair market value; and (iii) the exercise price of an incentive stock option for an optionee who possesses more than 10% of the total combined voting power of all classes of stock shall not be less than 110% of the fair market value; all as determined by the Board of Directors. Options generally vest 25% after one year and then ratably over 36 months thereafter.

         Plan activity is summarized as follows:

                                                                                        OUTSTANDING OPTIONS
                                                                   OPTIONS         ------------------------------
                                                                  AVAILABLE         NUMBER OF           PRICE
                                                                  FOR GRANT          SHARES           PER SHARE
                                                                -----------        ----------       -------------
              Options available for grant under plan                750,000                -        $      -
              Options granted                                      (648,022)          648,022         0.50 - 9.00
              Options canceled                                       13,806           (13,806)        0.50 - 9.00
                                                                -----------        ----------

              Balances, November 30, 1995                           115,784           634,216         0.50 - 9.00

              Options granted                                       (87,800)           87,800             10.00
              Options exercised                                          -            (82,685)        0.50 - 9.00
              Options canceled                                       44,175           (44,175)        0.50 - 9.00
              Plan shares expired                                   (72,159)               -          0.50 - 9.00
                                                                -----------        ----------

              Balances, November 30, 1996                                -            595,156         0.50 - 10.00
                                                                ===========        ==========

         As of November 30, 1995 and 1996, options to purchase 155,492 and 211,749 shares, respectively, were vested.

         1995 Stock Plan

         In October 1995, the Company's Board of Directors approved the 1995 Stock Plan (the Stock Plan). Under the Stock Plan, options to purchase common stock and rights to purchase common stock may be granted to eligible employees, officers, and consultants of the Company. The Company's Board of Directors or a committee thereof, has the authority to select the persons to whom awards are granted and determine the terms of each award. As of November 30, 1995, no options or rights had been granted pursuant to the Stock Plan, and 1,000,000 shares were available for future grant under the Stock Plan.

                        CKS GROUP, INC. AND SUBSIDIARIES

         In November 1996, the Company's Board of Directors authorized the repricing of outstanding options to purchase the Company's common stock with exercise prices in excess of $20.00 per share to reduce their exercise price to $20.00 per share. The repricing has been reflected in the plan activity below.

         Plan activity for the year ended November 30, 1996, is summarized as follows:

                                                                                        OUTSTANDING OPTIONS
                                                                   OPTIONS         -----------------------------
                                                                  AVAILABLE         NUMBER OF           PRICE
                                                                  FOR GRANT          SHARES           PER SHARE
                                                               ------------        -----------        ----------
              Options available for grant under plan              1,000,000                 -         $  -
              Options granted                                      (934,700)           934,700          20.00
              Options canceled                                       35,000            (35,000)         20.00
                                                               ------------        -----------

              Balances, November 30, 1996                           100,300            899,700          20.00
                                                               ============        ===========

         As of November 30, 1996, no options under the Stock Plan were vested.

         In December 1996, the total number of shares reserved for issuance under the Stock Plan was increased to 2,600,000.

         1995 Employee Stock Purchase Plan

         The Company's 1995 Employee Stock Purchase Plan (the Purchase Plan) was approved by the Company's Board of Directors in October 1995 and provides for the purchase by eligible employees of shares of the Company's common stock. A total of 300,000 shares of common stock have been reserved for issuance under the Purchase Plan. Eligible employees may purchase common stock through payroll deductions, which may not exceed 15% of an employee's compensation. Shares are purchased on the last day of each purchase period. The price at which stock may be purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the Company's common stock on the first day of the offering period or the last day of the purchase period.

         1995 Directors' Option Plan

         Under the 1995 Directors' Option Plan (the Directors' Option Plan), a total of 100,000 shares are reserved for issuance. The Directors' Option Plan provides that each nonemployee director will be granted an option to purchase 20,000 shares of common stock on the date on which the optionee first becomes a director of the Company. Thereafter each nonemployee director will be granted an option to purchase 5,000 shares of common stock on the first day of each year after adoption of the Directors' Option Plan. Each option becomes exercisable as to 25% of the shares subject to such option on each anniversary of its date of grant. The exercise price of all options granted under the Directors' Option Plan will be equal to the fair market value of the Company's common stock on the date of grant. To date, 35,000 options have been granted under the Directors' Option Plan.

                        CKS GROUP, INC. AND SUBSIDIARIES

         Public Offerings

         In December 1995, the Company completed the IPO and issued 2,475,000 shares of its common stock at a per share price of $17.00. The Company received cash proceeds of approximately $37,800,000, net of underwriting discounts, commissions, and other costs. In June 1996, the Company completed a secondary public offering of 1,800,000 shares of its common stock at a per share price to the public of $34.00. Of these shares, 131,500 were sold by the Company, and 1,668,500 were sold by certain stockholders. The Company received cash proceeds of approximately $3,800,000, net of underwriting discounts, commissions, and other costs.

(9)      INCOME TAXES

         Historical Income Taxes

         The provision for income taxes consisted of the following (in thousands):

                                                   YEARS ENDED NOVEMBER 30,
                                               ---------------------------------
                                                1994         1995       1996
                                               ------     --------    --------
              Current:
                  Federal                      $  260     $  1,201    $  2,327
                  State                            70          340         942
                  Foreign                           3           -           -
                                               ------     --------    --------

                                                  333        1,541       3,269
                                               ------     --------    --------

              Deferred:
                  Federal                        (106)        (377)       (762)
                  State                           (35)        (102)       (167)
                                               ------     --------    --------

                                                 (141)        (479)       (929)
                                               ------     --------    --------
              Charge in lieu of taxes
               attributable to employee
               stock plans                         -           -           926
                                               ------     --------    --------
                                               $  192     $  1,062    $  3,266
                                               ======     ========    ========

                        CKS GROUP, INC. AND SUBSIDIARIES

         The tax effects of the temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

                                                               NOVEMBER 30,
                                                          ---------------------
                                                           1995            1996
                                                          -------       -------
Deferred tax assets:
    Accounts receivable allowances                        $   297       $   327
    Depreciation                                              -             314
    Federal benefit of state taxes                            125           266
    Billing in excess of costs                                -             106
    Deferred compensation                                     -             657
    Benefit and other accruals                                129           198
                                                          -------       -------
             Total deferred tax assets                        551         1,868
                                                          -------       -------

Deferred tax liabilities:
    Deferred rent                                             -            (148)
    Change from cash to accrual
      method of accounting for
      income tax purposes                                    (322)         (620)
    Depreciation                                              (58)          -
                                                          -------       -------
             Total deferred tax liabilities                  (380)         (768)
                                                          -------       -------
             Net deferred tax assets                      $   171       $ 1,100
                                                          =======       =======

         The Company's effective tax rate differs from the statutory federal income tax rate as shown in the following schedule:

                                                 YEARS ENDED NOVEMBER 30,
                                           ----------------------------------
                                             1994         1995         1996
                                           --------     --------     --------
Federal tax statutory rate                     34.0%        34.0%        35.0%
Partnership benefit                           (31.0)       (22.0)       (12.7)
State income taxes,
  net of federal benefit                        0.8          3.5          4.6
Tax exempt income                                -            -          (3.6)
                                           --------     --------     --------
                                                3.8%        15.5%        23.3%
                                           ========     ========     ========

                        CKS GROUP, INC. AND SUBSIDIARIES

         Unaudited Pro Forma Income Taxes

         The pro forma provision for income taxes reflects the income tax expense that would have been reported if McKinney & Silver (a Partnership for income tax reporting purposes) had been a C corporation for each of the years in the three year period ended November 30, 1996. The components of pro forma income taxes are as follows (in thousands):

                                                    YEARS ENDED NOVEMBER 30,
                                               --------------------------------
                                                 1994        1995        1996
                                               --------    --------    --------
Current:
    Federal                                    $  1,727    $  2,612    $  4,008
    State                                           432         687       1,344
    Foreign                                           3         -           -
                                               --------    --------    --------

        Total current                             2,162       3,299       5,352
                                               --------    --------    --------

Deferred:
    Federal                                        (106)       (377)       (762)
    State                                           (35)       (102)       (167)
    Foreign                                         -           -           -
                                               --------    --------    --------

        Total deferred                             (141)       (479)       (929)
                                               --------    --------    --------

Charge in lieu of taxes
   attributable to employee
      stock plans                                   -           -           926
                                               --------    --------    --------

       Total pro forma provision
          for income taxes                     $  2,021    $  2,820    $  5,349
                                               ========    ========    ========

         The Company's pro forma effective rate differs from statutory federal income tax rate as follows:

                                                  YEARS ENDED NOVEMBER 30,
                                             --------------------------------
                                               1994        1995        1996
                                             --------    --------    --------
Federal tax statutory rate                       34.0%       34.0%       35.0%
State tax expenses,
  net of federal benefit                          5.2         5.7         6.6
Tax exempt income                                 -           -          (3.6)
Other                                             0.4         1.4         0.1
                                             --------    --------    --------

Pro forma income tax expense                     39.6%       41.1%       38.1%
                                             ========    ========    ========

                        CKS GROUP, INC. AND SUBSIDIARIES

         On an unaudited pro forma basis, the tax effects of temporary differences that give rise to the significant portions of the unaudited pro forma deferred tax assets and liabilities do not differ significantly from the historical amounts presented above as of November 30, 1995 and 1996. Because the merger with M&S is taxable, during the first quarter of fiscal 1997 CKS will record a deferred tax asset and an increase in stockholders' equity of approximately $9,200,000 for the difference between the financial statement and tax carrying amounts of M&S's net assets upon the closing of the transaction.

(10)     SIGNIFICANT CUSTOMERS

         In the year ended November 30, 1994, professional fees from a cruise ship operator and automotive manufacturer amounted to approximately $10,025,000 and $6,903,000, representing 22% and 15% of total revenues for the year, respectively. In the year ended November 30, 1995, professional fees from the cruise ship operator and automotive manufacturer and a major telecommunications company amounted to approximately $7,608,000, $8,222,000, and $6,730,000, representing approximately 13%, 14%, and 12% of total revenues for the year, respectively. In the year ended November 30, 1996, professional fees from the automotive manufacturer amounted to approximately $12,429,000 representing approximately 14% of total revenues for the year.

         The cruise ship operator owed the company a total of approximately $2,401,000 and $6,741,000 as of November 30, 1995 and 1996,
         respectively. The automotive manufacturer owed the Company approximately $2,857,000 as of November 30, 1995.